Exhibit 99

FOR IMMEDIATE RELEASE

COVENANT TRANSPORTATION GROUP
ANNOUNCES CLASS A COMMON STOCK OFFERING

CHATTANOOGA, TENNESSEE – November 13, 2014 – Covenant Transportation Group, Inc. (NASDAQ/GS: CVTI) today announced that it has commenced a public offering of its Class A common stock.

The Company has commenced a public offering of 2,200,000 shares of its Class A Common Stock. The Company will grant the underwriters in the offering a 30-day option to purchase up to 330,000 additional shares of its Class A common stock at the same price per share. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed.

All of the shares included in the offering are primary shares offered by the Company.  The Company expects to use the net proceeds from the offering to repay outstanding indebtedness and for offering expenses.

Stephens Inc. and BB&T Capital Markets will serve as the joint book-running managers for the offering. Avondale Partners, Cowen and Company, and Wolfe Research Securities will serve as co-managing underwriters for the offering. The shares are being offered pursuant to an effective shelf registration statement.  The offering is being made only by means of a prospectus and related preliminary prospectus supplement, copies of which may be obtained from the offices of Stephens Inc., 111 Center Street, Little Rock, Arkansas 72201, Attn: Prospectus Department, or by calling toll-free 1-800-643-9691. Electronic copies of the prospectus and the preliminary prospectus supplement will be available on the Securities and Exchange Commission's website at www.sec.gov.

This press release does not constitute an offer to sell these securities or a solicitation of an offer to buy these securities, nor shall there be any offer, solicitation, or sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Covenant Transportation Group, Inc.

Covenant Transportation Group, Inc. is the holding company for several transportation providers that offer premium transportation services for customers throughout the United States. The consolidated group includes operations from Covenant Transport and Covenant Transport Solutions of Chattanooga, Tennessee; Southern Refrigerated Transport of Texarkana, Arkansas; and Star Transportation of Nashville, Tennessee. In addition, Transport Enterprise Leasing, of Chattanooga, Tennessee is an integral affiliated company providing revenue equipment sales and leasing services to the trucking industry.  The Company's Class A common stock is traded on the NASDAQ Global Select under the symbol, "CVTI".

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended.  Such statements may be identified by their use of terms or phrases such as "expects," "estimates," "projects," "believes," "anticipates," "plans," "intends," and similar terms and phrases.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  In this press release, the statements regarding the stock offering are forward-looking statements.  Actual results could be affected by, and readers should review and consider, the risk factors disclosed by the Company in its filings with the Securities and Exchange Commission.  We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

For further information contact:
Richard B. Cribbs, SVP and Chief Financial Officer                                                                                  (423) 463-3331
criric@covenanttransport.com

For copies of Company information contact:
Kim Perry, Administrative Assistant                                                                                                           (423) 463-3357
perkim@covenanttransport.com

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